NEWS RELEASE

800 Cabin Hill Drive, Greensburg, PA 15601-1689

Media contact:	Investor contact:
David Neurohr	Max Kuniansky
Manager, External Communications	Executive Director, Investor Relations
Phone: (724) 838-6020	and Corporate Communications
Media Hotline: 1-888-233-3583	Phone: (724) 838-6895
E-mail: dneuroh@alleghenyenergy.com	E-mail: mkunian@alleghenyenergy.com

FOR IMMEDIATE RELEASE

Allegheny Energy Reports Third Quarter 2006 Results

GREENSBURG, Pa., October 26, 2006 – Allegheny Energy, Inc. (NYSE: AYE) today reported consolidated net income of $110.2 million, or $0.65 per diluted share, for the third quarter of 2006, compared to net income of $35.7 million, or $0.21 per diluted share, for the same period in 2005.

To provide a better understanding of core results and trends, Allegheny Energy also reported adjusted financial results, as shown in the table below:

	Three Months Ended September 30
	2006		2005
	$ millions	Per Share	$ millions	Per Share
Consolidated net income-GAAP	$110.2	$0.65	$35.7	$0.21
Adjusted income from continuing operations	94.0	0.56	74.8	0.45

Adjusted income from continuing operations for the third quarter of 2006 excluded a $16.7 million (after-tax) benefit associated with a change in Pennsylvania tax law, and a $0.5 million (after-tax) loss from discontinued operations.

Adjusted income from continuing operations for the third quarter of 2005 excluded debt redemption costs of $32.6 million (pre-tax), a $30.5 million (pre-tax) impairment charge associated with the sale of the company’s Ohio service territory and insurance proceeds of $11.0 million (pre-tax). Also excluded from the adjusted results for the third quarter in 2005 was a $7.8 million (after-tax) loss from discontinued operations. Adjusted results are non-GAAP financial measures. A reconciliation of these non-GAAP financial measures to results reported in accordance with GAAP is attached to this release.

“We achieved solid earnings growth in the third quarter, despite lower market prices,” said Paul J. Evanson, Chairman, President and Chief Executive Officer of Allegheny Energy. “Higher Pennsylvania generation rates, the expiration of a below-market contract and lower costs were the key contributors to our improved results. Power plant performance was in line with last year, even with the transformer failure at our Harrison generating unit.”

Third Quarter Consolidated Results

Income from continuing operations before income taxes and minority interest, as adjusted, was $152.6 million for the third quarter of 2006, an increase of $35.2 million compared to adjusted results for the same period in 2005. Key factors contributing to the improved results included:

•

Operating revenues decreased by $28.4 million, reflecting lower market prices, the Harrison transformer failure and the expiration of a power purchase agreement with the Ohio Valley Electric Corporation (OVEC), partially offset by higher generation rates in Pennsylvania and the expiration of a below-market contract.

•	Purchased power expense decreased by $22.1 million, reflecting reduced purchases from OVEC and decreased purchases from third parties to serve Maryland customers.
•	Fuel expense increased by $12.4 million, due primarily to higher prices paid for coal.
•

Operations and maintenance expense decreased by $35.3 million compared to adjusted expense for the third quarter of 2005, largely due to reduced litigation settlement costs, lower site remediation reserves and completion of a construction services contract. Adjusted expense for the third quarter of 2005 excluded the insurance proceeds previously mentioned.

•	Depreciation expense decreased by $8.4 million, largely due to the previously announced extension of certain unregulated power plants’ estimated lives.
•

Interest expense, excluding the adjustments to both periods as previously noted, decreased by $15.1 million compared to adjusted results for the same period in 2005 due to a lower debt balance and more favorable borrowing rates.

EBITDA for the quarter was $286.3 million, an increase of $12.1 million compared to adjusted EBITDA for the third quarter of 2005. EBITDA is a non-GAAP financial measure. Details on the calculation of EBITDA and a reconciliation of EBITDA to net income are attached to this release.

Third Quarter Segment Results

Generation and Marketing: The segment reported income from continuing operations of $66.9 million for the third quarter of 2006, an increase of $34.2 million compared to the same quarter of the prior year. Operating revenues and kilowatt-hours generated decreased by $7.8 million and 3 percent, respectively. The decrease in revenues was primarily due to lower market prices, the expiration of the OVEC agreement and the Harrison transformer failure. The decreases were partially offset by increased generation rates in Pennsylvania, as well as the benefits of the below-market contract expiration and the 2005 Ohio territory sale. Purchased power and transmission decreased by $10.3 million, reflecting reduced purchases from OVEC. Fuel costs increased by $12.4 million, due primarily to higher prices paid for coal. Operations and maintenance expense increased by $2.6 million, reflecting the receipt of insurance proceeds in the prior year and reduced site remediation reserves in the current period. Depreciation expense decreased by $7.9 million, reflecting the extension of power plant lives mentioned above. Interest expense decreased by $41.5 million, largely due to debt redemption costs in the prior year and lower debt outstanding. Due to higher pre-tax earnings, income taxes increased by $2.8 million, despite the $16.7 million Pennsylvania tax benefit recorded in the current period.

Delivery and Services: The segment reported income from continuing operations of $43.8 million for the third quarter of 2006, an increase of $33.1 million compared to the same quarter of the prior year. The 2005 results included the Ohio sale impairment charge. Operating revenues and retail electric kilowatt-hour sales decreased by $28.8 million and 10 percent respectively. The decrease in operating revenues reflected the expirations of a below-market contract and transmission capacity contracts and the completion of a construction services contract, along with milder weather. These detriments were partially offset by higher Pennsylvania generation rates, the sale of the Ohio service territory and customer growth. Purchased power and transmission costs decreased by $19.0 million, primarily due to the below-market contract expiration, the sale of the Ohio territory and milder weather, partially offset by higher Pennsylvania generation rates and customer growth. Operations and maintenance expense decreased by $27.8 million, primarily due to reduced litigation settlement costs and the completion of a construction services contract. Interest expense decreased by $4.8 million, reflecting lower debt balances, and income taxes increased by $16.7 million.

Discontinued Operations: Allegheny reported a $0.5 million (after-tax) loss on discontinued operations, compared to a $7.8 million loss in the same quarter of the prior year. The 2006 results relate to the Gleason generating facility. The 2005 loss was attributable to the West Virginia natural gas operations and the Gleason and Wheatland generating facilities. Allegheny sold the gas operations and Wheatland during 2005.

Nine-Month Consolidated Results

For the first nine months of 2006, Allegheny reported consolidated net income of $254.7 million, or $1.51 per diluted share, as compared to net income of $59.9 million, or $0.38 per diluted share, for the first nine months of the prior year.

Adjusted net income from continuing operations was $246.0 million, or $1.46 per diluted share, for the first nine months of 2006, compared to $146.1 million, or $0.90 per diluted share, for the same period of 2005. Adjusted net income from continuing operations is a non-GAAP financial measure, and excludes items mentioned above and other items described in the attached reconciliation of non-GAAP financial measures.

Reconciliation of Non-GAAP Financial Measures

This news release and the attached table include non-GAAP financial measures as defined in the Securities and Exchange Commission’s Regulation G. Where noted, we present financial information on an adjusted basis to exclude the effect of certain items as described herein. By presenting adjusted results, management intends to provide investors with a better understanding of the core results and underlying trends from which to consider past performance and prospects for the future. We also present EBITDA as an additional measure of our operating performance.

Users of this financial information should consider the types of events and transactions for which adjustments have been made. Neither the adjusted information nor EBITDA should be considered in isolation or viewed as substitutes for or superior to net income or other data prepared in accordance with GAAP as measures of our operating performance or liquidity. In addition, neither the adjusted information nor EBITDA are necessarily comparable to similarly titled measures provided by other companies.

Pursuant to the requirements of Regulation G, we have attached tables that reconcile non-GAAP financial measures, including those presented in this release, to the most directly comparable GAAP measures.

Investor Conference Call

Allegheny Energy will comment further on these results in an investor conference call at 8:30 a.m. Eastern Daylight Time on Friday, October 27, 2006. To listen to a live Internet broadcast of the call, visit www.alleghenyenergy.com. The slide presentation to be used during the conference call will be available on the company’s Web site at 7:00 a.m. on October 27. A taped replay of the call will be available after the live broadcast.

Allegheny Energy

Headquartered in Greensburg, Pa., Allegheny Energy is an investor-owned utility consisting of two major businesses. Allegheny Energy Supply owns and operates electric generating facilities, and Allegheny Power delivers low-cost, reliable electric service to customers in Pennsylvania, West Virginia, Maryland and Virginia. For more information, visit our Web site at www.alleghenyenergy.com.

Forward-Looking Statements

In addition to historical information, this release contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as anticipate, expect, project, intend, plan, believe, and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These include statements with respect to: regulation and the status of retail generation service supply competition in states served by Allegheny Energy’s delivery business, Allegheny Power; the closing of various agreements; financing plans; demand for energy and the cost and availability of raw materials, including coal; provider-of-last-resort (“PLR”) and power supply contracts; results of litigation; results of operations; internal controls and procedures; capital expenditures; status and condition of plants and equipment; capacity purchase commitments; regulatory matters; and accounting issues. Forward-looking statements involve estimates, expectations and projections and, as a result, are subject to risks and uncertainties. There can be no assurance that actual results will not materially differ from expectations. Actual results have varied materially and unpredictably from past expectations. Factors that could cause actual results to differ materially include, among others, the following: plant performance and unplanned outages; changes in the price of power and fuel for electric generation; general economic and business conditions; changes in access to capital; complications or other factors that render it difficult or impossible to obtain necessary lender consents or regulatory authorizations on a timely basis; environmental regulations; the results of regulatory proceedings, including proceedings related to rates; changes in industry capacity, development and other activities by Allegheny Energy’s competitors; changes in the weather and other natural phenomena; changes in the underlying inputs and assumptions, including market conditions used to estimate the fair values of commodity contracts; changes in customer switching behavior and their resulting effects on existing and future PLR load requirements; changes in laws and regulations applicable to Allegheny Energy, its markets or its activities; the loss of any significant customers or suppliers; dependence on other electric transmission and gas transportation systems and their constraints or availability; changes in PJM, including changes to participants rules and tariffs; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; and the continuing effects of global instability, terrorism and war. Additional risks and uncertainties are identified and discussed in Allegheny Energy’s reports and registration statements filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. Allegheny Energy undertakes no obligation to update its forward-looking statements to reflect events or circumstances after the date of this document.

-###-

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2006	2005	2006	2005

Operating revenues	$816,645	$845,064	$2,384,526	$2,313,744

Operating expenses:
Fuel consumed in electric generation	223,810	211,428	623,202	551,454
Purchased power and transmission	101,972	124,111	298,301	337,176
Gain on sale of OVEC power agreement and shares	--	--	(6,124)	--
Impairment charge on Ohio T&D assets	--	30,500	--	30,500
Deferred energy costs, net	(181)	(4,181)	5,225	(4,800)
Operations and maintenance	157,809	182,095	525,543	545,678
Depreciation and amortization	68,308	76,724	204,319	230,493
Taxes other than income taxes	53,762	53,300	159,630	160,096

Total operating expenses	605,480	673,977	1,810,096	1,850,597

Operating income	211,165	171,087	574,430	463,147

Other income and expenses, net	7,841	7,294	25,770	33,781

Interest expense and preferred dividends:
Interest expense	66,073	111,803	209,886	365,874
Preferred dividends of subsidiary	293	1,259	879	3,778

Total interest expense and preferred dividends	66,366	113,062	210,765	369,652

Income from continuing operations before income taxes and minority interest	152,640	65,319	389,435	127,276

Income tax expense	40,883	21,428	130,128	54,619

Minority interest in net income of subsidiaries	1,011	433	2,380	900

Income from continuing operations	110,746	43,458	256,927	71,757

Loss from discontinued operations, net of tax	(539)	(7,758)	(2,203)	(11,822)

Net income	$110,207	$35,700	$254,724	$59,935

Common share data:
Weighted-average common shares outstanding
Basic	164,813	162,711	163,813	152,379
Diluted	168,629	166,784	168,587	166,017
Basic income (loss) per common share:
Income from continuing operations	$0.67	$0.27	$1.56	$0.47
Loss from discontinued operations	--	(0.05)	(0.01)	(0.08)

Net income per common share	$0.67	$0.22	$1.55	$0.39

Diluted income (loss) per common share:
Income from continuing operations	$0.65	$0.26	$1.52	$0.45
Loss from discontinued operations	--	(0.05)	(0.01)	(0.07)

Net income per common share	$0.65	$0.21	$1.51	$0.38

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands)	September 30, 2006	December 31, 2005
ASSETS
Current Assets:
Cash and cash equivalents	$249,588	$262,212
Accounts receivable:
Customer	175,412	179,634
Unbilled utility revenue	85,460	129,111
Wholesale and other	66,856	82,261
Allowance for uncollectible accounts	(15,538)	(16,778)
Materials and supplies	95,069	98,069
Fuel	65,466	67,273
Deferred income taxes	42,308	93,404
Prepaid taxes	55,381	45,758
Assets held for sale	911	1,521
Collateral deposits	44,965	147,775
Commodity contracts	2,617	9,325
Restricted funds	161,836	21,589
Regulatory assets	38,023	38,418
Other	13,880	14,246
Total current assets	1,082,234	1,173,818

Property, Plant and Equipment, Net:
Generation	5,765,260	5,751,077
Transmission	1,048,050	1,028,323
Distribution	3,556,970	3,448,350
Other	398,902	429,108
Accumulated depreciation	(4,600,105)	(4,508,707)
Subtotal	6,169,077	6,148,151
Construction work in progress	242,646	129,277
Total property, plant and equipment, net	6,411,723	6,277,428

Investments and Other Assets:
Non-current assets held for sale	21,182	48,559
Goodwill	367,287	367,287
Investments in unconsolidated affiliates	28,081	28,555
Intangible assets	27,396	27,396
Other	27,633	49,413
Total investments and other assets	471,579	521,210

Deferred Charges:
Regulatory assets	513,750	544,810
Other	31,039	41,546
Total deferred charges	544,789	586,356

Total Assets	$8,510,325	$8,558,812

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (continued)
(unaudited)

(In thousands, except share amounts)	September 30, 2006	December 31, 2005
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Long-term debt due within one year	$494,212	$477,217
Accounts payable	202,211	316,713
Accrued taxes	167,849	154,587
Commodity contracts	14,589	92,934
Accrued interest	112,140	91,433
Other	142,443	153,570
Total current liabilities	1,133,444	1,286,454

Long-term Debt	3,408,148	3,624,483

Deferred Credits and Other Liabilities:
Commodity contracts	17,773	22,994
Investment tax credit	72,666	76,965
Deferred income taxes	781,817	692,241
Obligations under capital leases	17,407	16,427
Regulatory liabilities	460,435	454,275
Adverse power purchase commitment	171,259	184,224
Other	407,820	459,465
Total deferred credits and other liabilities	1,929,177	1,906,591

Commitments and Contingencies

Minority Interest	10,531	21,989

Preferred Stock of Subsidiary	24,000	24,000

Common Stockholders’ Equity:
Common stock—$1.25 par value per share, 260 million shares authorized and 165,287,497 and 163,002,295 shares issued at September 30, 2006 and December 31, 2005, respectively	206,609	203,753
Other paid-in capital	1,902,896	1,880,644
Retained earnings (accumulated deficit)	10,101	(244,625)
Treasury stock at cost; 49,493 shares	(1,756)	(1,756)
Accumulated other comprehensive loss	(112,825)	(142,721)
Total common stockholders’ equity	2,005,025	1,695,295

Total Liabilities and Stockholders’ Equity	$8,510,325	$8,558,812

ALLEGHENY ENERGY, INC.—CONSOLIDATED RESULTS OF OPERATIONS BY SEGMENT
(unaudited)

	Three Months Ended September 30,2006
(In millions)	Delivery and Services	Generation and Marketing	Eliminations	Total
Operating revenues	$702.2	$488.6	$(374.2)	$816.6

Fuel consumed in electric generation	--	223.8	--	223.8
Purchased power and transmission	466.2	8.2	(372.4)	102.0
Impairment charge on Ohio T&D assets	--	--	--	--
Deferred energy costs, net	(0.2)	--	--	(0.2)
Operations and maintenance	84.3	75.4	(1.8)	157.9
Depreciation and amortization	37.7	30.6	--	68.3
Taxes other than income taxes	33.5	20.2	--	53.7

Total operating expenses	621.5	358.2	(374.2)	605.5

Operating income	80.7	130.4	--	211.1
Other income and expenses, net	5.3	3.4	(0.8)	7.9
Interest expense and preferred dividends	20.2	47.0	(0.8)	66.4

Income from continuing operations before income taxes and minority interest	65.8	86.8	--	152.6
Income tax expense	22.0	18.9	--	40.9
Minority interest	--	1.0	--	1.0

Income from continuing operations	43.8	66.9	--	110.7
Loss from discontinued operations, net of tax	--	(0.5)	--	(0.5)

Net income	$43.8	$66.4	$--	$110.2

	Three Months Ended September 30,2005
(In millions)	Delivery and Services	Generation and Marketing	Eliminations	Total
Operating revenues	$731.0	$496.4	$(382.4)	$845.0

Fuel consumed in electric generation	--	211.5	--	211.5
Purchased power and transmission	485.2	18.5	(379.6)	124.1
Impairment charge on Ohio T&D assets	30.5	--	--	30.5
Deferred energy costs, net	(4.2)	--	--	(4.2)
Operations and maintenance	112.1	72.8	(2.8)	182.1
Depreciation and amortization	38.2	38.5	--	76.7
Taxes other than income taxes	32.9	20.4	--	53.3

Total operating expenses	694.7	361.7	(382.4)	674.0

Operating income	36.3	134.7	--	171.0
Other income and expenses, net	4.7	3.0	(0.4)	7.3
Interest expense and preferred dividends	25.0	88.5	(0.4)	113.1

Income from continuing operations before income taxes and minority interest	16.0	49.2	--	65.2
Income tax expense	5.3	16.1	--	21.4
Minority interest	--	0.4	--	0.4

Income from continuing operations	10.7	32.7	--	43.4
Loss from discontinued operations, net of tax	(6.8)	(0.9)	--	(7.7)

Net income	$3.9	$31.8	$--	$35.7

ALLEGHENY ENERGY, INC.—CONSOLIDATED RESULTS OF OPERATIONS BY SEGMENT (continued)
(unaudited)

	Nine Months Ended September 30,2006
(In millions)	Delivery and Services	Generation and Marketing	Eliminations	Total
Operating revenues	$2,037.3	$1,409.8	$(1,062.6)	$2,384.5

Fuel consumed in electric generation	--	623.2	--	623.3
Purchased power and transmission	1,328.8	26.6	(1,057.1)	298.3
Gain on sale of OVEC power agreement and shares	--	(6.1)	--	(6.1)
Impairment charge on Ohio T&D assets	--	--	--	--
Deferred energy costs, net	5.2	--	--	5.2
Operations and maintenance	264.2	266.9	(5.5)	525.6
Depreciation and amortization	113.3	91.0	--	204.3
Taxes other than income taxes	98.7	60.9	--	159.6

Total operating expenses	1,810.2	1,062.5	(1,062.6)	1,810.1

Operating income	227.1	347.3	--	574.4
Other income and expenses, net	16.5	11.5	(2.2)	25.8
Interest expense and preferred dividends	62.4	150.6	(2.2)	210.8

Income from continuing operations before income taxes and minority interest	181.2	208.2	--	389.4
Income tax expense	67.7	62.4	--	130.1
Minority interest	--	2.4	--	2.4

Income from continuing operations	113.5	143.4	--	256.9
Loss from discontinued operations, net of tax	--	(2.2)	--	(2.2)

Net income	$113.5	$141.2	$--	$254.7

	Nine Months Ended September 30,2005
(In millions)	Delivery and Services	Generation and Marketing	Eliminations	Total
Operating revenues	$2,133.6	$1,317.8	$(1,137.7)	$2,313.7

Fuel consumed in electric generation	--	551.5	--	551.5
Purchased power and transmission	1,406.3	61.5	(1,130.6)	337.2
Gain on sale of OVEC power agreement and shares	--	--	--	--
Impairment charge on Ohio T&D assets	30.5	--	--	30.5
Deferred energy costs, net	(4.8)	--	--	(4.8)
Operations and maintenance	296.3	256.4	(7.1)	545.6
Depreciation and amortization	115.3	115.2	--	230.5
Taxes other than income taxes	98.9	61.2	--	160.1

Total operating expenses	1,942.5	1,045.8	(1,137.7)	1,850.6

Operating income	191.1	272.0	--	463.1
Other income and expenses, net	16.9	17.6	(0.7)	33.8
Interest expense and preferred dividends	102.0	268.3	(0.6)	369.7

Income from continuing operations before income taxes and minority interest	106.0	21.3	(0.1)	127.2
Income tax expense	28.7	25.9	--	54.6
Minority interest	--	0.9	--	0.9

Income (loss) from continuing operations	77.3	(5.5)	(0.1)	71.7
Loss from discontinued operations, net of tax	(2.5)	(9.4)	0.1	(11.8)

Net income (loss)	$74.8	$(14.9)	$--	$59.9

RECONCILIATION OF NON-GAAP FINANCIAL

(in millions, except per share data)

(unaudited)

THREE MONTHS ENDED SEPTEMBER 30, 2006	INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	NET INCOME	DILUTED INCOME PER SHARE
Calculation of Adjusted Income:
Income – GAAP basis	$152.6	$110.2	$0.65

Adjustments:
Loss from discontinued operations		0.5
Change in Pennsylvania state income tax law[1]		(16.7)
Adjusted Income	$152.6	$94.0	$0.56

Calculation of Adjusted EBITDA:
Net Income – GAAP basis		$110.2
Loss from discontinued operations		0.5
Interest expense and preferred dividends		66.4
Income tax expense		40.9
Depreciation and amortization		68.3
EBITDA from continuing operations		286.3
No adjustments		--
Adjusted EBITDA from continuing operations		$286.3

THREE MONTHS ENDED SEPTEMBER 30, 2005	INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	NET INCOME	DILUTED INCOME PER SHARE
Calculation of Adjusted Income:
Income – GAAP basis	$65.3	$35.7	$0.21

Adjustments:
Loss from discontinued operations		7.8
Receipt of Hatfield power station insurance proceeds[2]	(11.0)	(6.8)
Redemption costs of 10.25% and 13.0% Senior Notes[3]	32.6	20.1
Impairment charge on Ohio T&D assets	30.5	18.0
Adjusted Income	$117.4	$74.8	$0.45

Calculation of Adjusted EBITDA:
Net Income – GAAP basis		$35.7
Loss from discontinued operations		7.8
Interest expense and preferred dividends		113.1
Income tax expense		21.4
Depreciation and amortization		76.7
EBITDA from continuing operations		254.7
Receipt of Hatfield power station insurance proceeds		(11.0)
Impairment charge on Ohio T&D assets		30.5
Adjusted EBITDA from continuing operations		$274.2

FOOTNOTES:

1 This amount is included in income tax expense on the Consolidated Statement of Operations.

2 This amount is included in operations and maintenance expense on the Consolidated Statement of Operations.

3 This amount is included in interest expense on the Consolidated Statement of Operations.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in millions, except per share date)
(unaudited)

NINE MONTHS ENDED SEPTEMBER 30, 2006	INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	NET INCOME	DILUTED INCOME PER SHARE
Calculation of Adjusted Income:
Income – GAAP basis	$389.4	$254.7	$1.51

Adjustments:
Loss from discontinued operations		2.2
Change in Pennsylvania state income tax law[1]		(16.7)
Write-off of prior deferred financing costs[2]	9.5	5.8
Adjusted Income	$398.9	$246.0	$1.46

Calculation of Adjusted EBITDA:
Net Income – GAAP basis		$254.7
Loss from discontinued operations		2.2
Interest expense and preferred dividends		210.8
Income tax expense		130.1
Depreciation and amortization		204.3
EBITDA from continuing operations		802.1
No adjustments		--
Adjusted EBITDA from continuing operations		$802.1

NINE MONTHS ENDED SEPTEMBER 30, 2005	INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	NET INCOME	DILUTED INCOME PER SHARE
Calculation of Adjusted Income:
Income – GAAP basis	$127.3	$59.9	$0.38

Adjustments:
Loss from discontinued operations		11.8
Interest expense related to Merrill Lynch summary judgment[3]	38.5	24.3
Expense related to conversion of trust preferred securities[2]	47.2	29.8
Cash receipt from former trading executive’s forfeited assets[4]	(11.2)	(6.9)
Receipt of Hatfield power station insurance proceeds[5]	(17.7)	(10.9)
Redemption costs of 10.25% and 13.0% Senior Notes[2]	32.6	20.1
Impairment charge on Ohio T&D assets	30.5	18.0
Adjusted Income	$247.2	$146.1	$0.90

Calculation of Adjusted EBITDA:
Net Income – GAAP basis		$59.9
Loss from discontinued operations		11.8
Interest expense and preferred dividends		369.7
Income tax expense		54.6
Depreciation and amortization		230.5
EBITDA from continuing operations		726.5
Cash receipt from former trading executive’s forfeited assets		(11.2)
Receipt of Hatfield power station insurance proceeds		(17.7)
Impairment charge on Ohio T & D assets		30.5
Adjusted EBITDA from continuing operations		$728.1

FOOTNOTES:

1 This amount is included in income tax expense on the Consolidated Statement of Operations.

2 These amounts are included in interest expense on the Consolidated Statements of Operations.

3 This amount is included in interest expense on the Consolidated Statement of Operations. This amount represents the estimated interest owed to Merrill Lynch from March 16, 2001 thru March 31, 2005. It does not include interest accrued subsequent to March 31, 2005.

4 This amount is included in other income and expenses, net, on the Consolidated Statement of Operations.

5 This amount is included in operations and maintenance expense on the Consolidated Statement of Operations.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)

(in millions)

(unaudited)

ADJUSTED EXPENSES	THREE MONTHS ENDED SEPTEMBER 30, 2006	THREE MONTHS ENDED SEPTEMBER 30, 2005
Operations and maintenance expense:
As reported	$157.8	$182.1

Receipt of Hatfield power station insurance proceeds	--	11.0
As Adjusted	$157.8	$193.1

Interest expense and preferred dividends of subsidiary:
As reported	$66.4	$113.1

Redemption costs of 10.25% and 13.0% Senior notes	--	(32.6)
As Adjusted	$66.4	$80.5

Income tax expense from continuing operations:
As reported	$40.9	$21.4

Change in Pennsylvania state income tax law	16.7	--
As Adjusted	$57.6	$21.4

ADJUSTED EXPENSES AND OTHER INCOME AND EXPENSES, NET	NINE MONTHS ENDED SEPTEMBER 30, 2006	NINE MONTHS ENDED SEPTEMBER 30, 2005
Operations and maintenance expense:
As reported	$525.5	$545.6

Receipt of Hatfield power station insurance proceeds	--	17.7
As Adjusted	$525.5	$563.3

Other Income and expenses, net:
As reported	$25.8	$33.8

Cash receipt from former trading executive’s forfeited assets	--	(11.2)
As Adjusted	$25.8	$22.6

Interest expense and preferred dividends of subsidiary:
As reported	$210.8	$369.7

Write-off of prior deferred financing costs	(9.5)	--
Interest expense related to Merrill Lynch summary judgment	--	(38.5)
Redemption costs of 10.25% and 13.0% Senior Notes	--	(32.6)
Expense related to conversion of trust preferred securities	--	(47.2)
As Adjusted	$201.3	$251.4

Income tax expense from continuing operations:
As reported	$130.1	$54.6

Change in Pennsylvania state income tax law	16.7	--
As adjusted	$146.8	$54.6

Allegheny Energy, Inc. and Subsidiaries
Operating Statistics
(unaudited)
Three Months Ended September 30,

	2006	2005	Change
Delivery and Services:
Retail electricity sales (million KWH)	11,026	12,247	-10.0%
Usage per customer (KWH):
Residential	3,083	3,251	-5.2%
Commercial	16,190	16,392	-1.2%
Industrial	148,291*	178,101	-16.7%
Generation and Marketing:
Generation (million KWH)	12,798	13,188	-3.0%

(unaudited)
Nine Months Ended September 30,

	2006	2005	Change
Delivery and Services:
Retail electricity sales (million KWH)	32,257	36,116	-10.7%
Usage per customer (KWH):
Residential	9,024	9,420	-4.2%
Commercial	45,314	46,078	-1.7%
Industrial	450,558*	552,967	-18.5%
Generation and Marketing:
Generation (million KWH)	37,048	36,574	1.3%

* Reflects the expiration of a below-market contract with a Maryland industrial customer